Exhibit 4.1
Execution Version

POST HOLDINGS, INC.
AND EACH OF THE GUARANTORS PARTY HERETO
7.75% SENIOR NOTES DUE 2024
INDENTURE
Dated as of August 18, 2015
______________________________

WELLS FARGO BANK, NATIONAL ASSOCIATION
Trustee

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EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF NOTATION OF GUARANTEE
Exhibit F    FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of August 18, 2015 among Post Holdings, Inc., a Missouri corporation, the Guarantors (as defined) and Wells Fargo Bank, National Association, a national banking association, as trustee.
The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 7.75% Senior Notes due 2024 (the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01    Definitions.
“6.00% Notes” means the Company’s 6.00% Senior Notes due 2022 outstanding on the Issue Date.
“6.75% Notes” means the Company’s 6.75% Senior Notes due 2021 outstanding on the Issue Date.
“7.375% Notes” means the Company’s 7.375% Senior Notes due 2022 outstanding on the Issue Date.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
provided, that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such other Person is merged with or into or became a Restricted Subsidiary of such Person will not be Acquired Debt.
“Additional Notes” means additional Notes, if any, issued under this Indenture after the Issue Date and forming a single class of securities with the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Custodian, Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)     1.0% of the principal amount of the Note; or
(2)     the excess of:
(i)    the present value at such redemption date of (i) the redemption price of the Note at September 15, 2018 (such redemption price being set forth in the table under Section 3.07) plus (ii) all required interest payments due on the Note through September 15, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(ii)    the principal amount of the Note.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by Section 4.10; and
(2)    the issuance or sale of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
(1)    any single transaction or series of related transactions that (a) involves assets (including, if applicable, the Equity Interests of a Restricted Subsidiary) having an aggregate fair market value of less than the greater of (i) $150.0 million and (ii) 1.75% of Consolidated Total Assets or (b) generates net proceeds of less than $150.0 million;
(2)    a transfer of assets or rights between or among the Company and its Restricted Subsidiaries;
(3)    sales of inventory in the ordinary course of business and sales of accounts receivable that the Company determines are no longer collectible in the ordinary course of business;
(4)    an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(5)    any Permitted Investment or any Restricted Payment, in each case, that is permitted by Section 4.07;
(6)    a disposition of products, services, equipment or inventory in the ordinary course of business or a disposition of damaged or obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;
(7)    the grant of Liens (or foreclosure thereon, or the enforcement with respect thereto, including by deed or assignment in lieu of foreclosure) permitted by Section 4.12;
(8)    the sale or transfer of Receivables Program Assets or rights therein in connection with a Qualified Receivables Transaction;
(9)    the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other litigation claim in the ordinary course of business;
(10)    the sale or other disposition of cash or Cash Equivalents;
(11)    grants of licenses or sublicenses of intellectual property of the Company or any of its Restricted Subsidiaries to the extent not materially interfering with the business of the Company and its Restricted Subsidiaries;
(12)    any exchange of like-kind property pursuant to Section 1031 of the Code that are used or useful in a Permitted Business;
(13)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(14)    the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company or any of its Restricted Subsidiaries are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;
(15)    condemnations, appropriations or any similar action (including by deed in lieu of condemnation) on assets;
(16)    any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(17)    any financing transaction with respect to real property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date, including any Sale and Leaseback Transaction;
(18)    sales, transfers and other dispositions of Investments in joint ventures to the extent required by customary buy/sell arrangements between the joint venture parties as set forth in joint venture agreements; and

(19)    any liquidation or dissolution of a Restricted Subsidiary, provided that such Restricted Subsidiary’s direct parent is also either the Company or a Restricted Subsidiary of the Company and immediately becomes the owner of such Restricted Subsidiary’s assets.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members, managers or the board of directors thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which the Trustee or banking institutions in New York are authorized or required by law to close.
“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Cash Equivalents” means:
(1)    marketable direct Obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;
(2)    certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a Thomson Bank Watch Rating of “B” or better;
(3)    commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
(4)    repurchase obligations of any commercial bank satisfying the requirements of clause (2) of this definition, having a term of not more than 7 days, with respect to securities of the type described in clause (1) of this definition;
(5)    securities with maturities of one year or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least A by S&P or A by Moody’s; or
(6)    money market mutual or similar funds that invest at least 95% of their assets in securities satisfying the requirements of clauses (1) through (5) of this definition.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder;
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; provided, however, that an entity that conducts no other material activities other than holding Equity Interests in the Company or any direct or indirect parent of the Company and has no other material assets or liabilities other than such Equity Interests will not itself be considered a “person” for purposes of this clause (3); or

(4)    the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.
“Clearstream” means Clearstream Banking, S.A.
“Company” means Post Holdings, Inc., a Missouri corporation, and any and all successors thereto.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(2)    consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment Obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus
(3)    depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses, write-offs, write-downs or impairment charges (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus
(4)    non-cash losses and expenses resulting from fair value accounting (as permitted by Accounting Standard Codification Topic No. 825-10-25 – Fair Value Option or any similar accounting standard) to the extent deducted in computing such Consolidated Net Income; plus
(5)    unrealized losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of FASB ASC 830 or any similar accounting standard shall be excluded; minus
(6)    non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends; provided that:
(1)    the net income of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(2)    the net income (or loss) for such period of any Person that is not a Restricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the specified Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) made by such Person that is a not a Restricted Subsidiary to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(3)    the cumulative effect of a change in accounting principles shall be excluded;
(4)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;
(5)    any gain (or loss) realized upon the sale or other disposition of assets of such Person or its consolidated Subsidiaries, other than a sale or disposition in the ordinary course of business, and any gain (or loss) realized upon the sale or disposition of any Capital Stock of any Person shall be excluded;
(6)    any impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case pursuant to GAAP, shall be excluded;
(7)    any non-cash compensation expense realized from employee benefit plans or postemployment benefit plans, grants of stock appreciation, restricted stock or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;
(8)    all extraordinary, unusual or non-recurring charges, gains and losses including, without limitation, all restructuring costs, severance costs, one-time compensation charges, transition costs, facilities consolidation, closing or relocation costs, costs incurred in connection with any acquisition prior to or after the Issue Date (including integration costs), including all fees, commissions, expenses and other similar charges of accountants, attorneys, brokers and other financial advisors related thereto and cash severance payments made in connection with acquisitions, and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock), together with any related provision for taxes, shall be excluded;

(9)    the effects of purchase accounting adjustments, in amounts required or permitted by GAAP and related authoritative pronouncement, and amortization, write-off or impairment charges resulting therefrom, in each case from the application of purchase accounting in relation to any acquisition, shall be excluded;
(10)    any fees and expenses, including prepayment premiums and similar amounts, incurred during such period, or any amortization thereof for such period, in connection with any acquisition, disposition, recapitalization, Investment, asset sale, issuance or repayment of Indebtedness (including any issuance of Notes), financing transaction or amendment or modification of any debt instrument (including, in each case, any such transaction undertaken but not completed), shall be excluded;
(11)    any unrealized gains and losses and with respect to Hedging Obligations for such period shall be excluded;
(12)    any unrealized gains and losses related to fluctuations in currency exchange rates for such period shall be excluded;
(13)    any gains and losses from any early extinguishment of Indebtedness shall be excluded;
(14)    any gains and losses from any redemption or repurchase premiums paid with respect to the Notes shall be excluded; and
(15)    any write-off or amortization of deferred financing costs (including the amortization of original issue discount) associated with Indebtedness shall be excluded.
“Consolidated Senior Secured Leverage Ratio” means, with respect to any specified Person for any period, the ratio of (i) Senior Secured Indebtedness of such Person (net of any unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries, excluding any cash proceeds from an incurrence of Indebtedness on the Consolidated Senior Secured Leverage Ratio Calculation Date (as defined below)) on such date to (ii) Consolidated Cash Flow for the period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date of the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made (for purposes of this definition, the “Consolidated Senior Secured Leverage Ratio Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchase, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock, in each case, subsequent to the commencement of the Consolidated Senior Secured Leverage Ratio Reference Period and on or prior to the date of the event for which the calculation of the Consolidated Senior Secured Leverage Ratio is made (for purposes of this definition, the “Consolidated Senior Secured Leverage Ratio Calculation Date”), then the Consolidated Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the Consolidated Senior Secured Leverage Ratio Reference Period. In addition, the Consolidated Senior Secured Leverage Ratio shall be determined with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
“Consolidated Total Assets” means, as of any date of determination, the consolidated total assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company then available, after giving pro forma effect for acquisitions or dispositions of Persons, divisions or lines of business that occurred on or after such balance sheet date and on or prior to such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
(1)    was a member of such Board of Directors on the Issue Date; or
(2)    was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
Without limiting the generality of the foregoing, “Continuing Director” shall include one or more directors or nominees who are part of a dissident slate of directors in connection with a proxy contest, which director or nominee is approved by the Company’s Board of Directors as a Continuing Director, even if such Board of Directors opposed or opposes the directors for purposes of such proxy contest.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company and for purposes of Section 2.03, such office shall also mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations.
“Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities, indentures, note purchase agreements or other agreements) providing for revolving credit loans, term loans, debt securities, letters of credit, bankers’ acceptances or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt facilities or other financing arrangements (including, without limitation, commercial paper facilities, indentures, note purchase agreements or other agreements) that replace, refund or refinance any part of the refinancing facility or indenture that increases the amount permitted to be borrowed thereunder (provided that such increase in borrowings is permitted under Section 4.09) or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal executive officer or the principal financial officer of the Company, less the amount of cash and Cash Equivalents received in connection with a sale or collection of such Designated Noncash Consideration.
“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate on or prior to the issuance thereof.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that only the portion of the Capital Stock which so matures, is mandatorily redeemable or is redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale or as a result of the bankruptcy, insolvency or similar event of the issuer shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem such Capital Stock pursuant to such provision unless such repurchase or redemption complies with Section 4.07. Disqualified Stock shall not include Capital Stock which is issued to any plan for the benefit of employees of the Company or its Restricted Subsidiaries or by any such plan to such employees solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Domestic Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America or any State thereof.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings registered on Form S-4 or S-8.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Domestic Subsidiary that is designated by the Company as an “Excluded Subsidiary” pursuant to an Officer’s Certificate delivered to the Trustee; provided that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:
(1)    (a) the Consolidated Total Assets of such Subsidiary is less than 2.25% of the Company’s Consolidated Total Assets and (b) such Subsidiary does not guarantee or otherwise provide direct credit support for any Indebtedness of the Company or its Domestic Subsidiaries; provided that the Consolidated Total Assets of all Domestic Subsidiaries that would otherwise be deemed Excluded Subsidiaries under this clause (1)(a) shall not exceed 6.00% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries; or
(2)    such Subsidiary is a Receivables Subsidiary.
“Existing Convertible Preferred Stock” means (i) the Company’s 3.75% Series B Cumulative Perpetual Convertible Preferred Stock, with a liquidation preference of $100 per share, and (ii) the Company’s 2.50% Series C Cumulative Perpetual Convertible Preferred Stock, with a liquidation preference of $100 per share, in each case outstanding on the Issue Date.
“Existing Indebtedness” means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than the Notes issued on the Issue Date, but including Indebtedness under the 7.375% Notes, the 6.75% Notes, the 6.00% Notes and the amortizing notes component of the 5.25% Tangible Equity Units issued by the Company on May 28, 2014, each outstanding on the Issue Date), until such amounts are repaid, refinanced or retired.
“fair market value” means, with respect to any asset or property, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).
“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchase, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock, in each case, subsequent to the commencement of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the Reference Period; provided that the pro forma calculation of the Fixed Charge Coverage Ratio shall not give effect to (i) any Indebtedness incurred on the Calculation Date in reliance on the provisions described in the definition of Permitted Debt (provided, however, that such calculation shall give effect to Indebtedness incurred on the Calculation Date in reliance on clauses (2), (3) and (20) of the definition of Permitted Debt) or (ii) any Indebtedness discharged on the Calculation Date to the extent that such discharge results from the proceeds of Indebtedness incurred on the Calculation Date in reliance on the provisions described in the definition of Permitted Debt.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the Reference Period or subsequent to the Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;
(2)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownerships therein) disposed of prior to the Calculation Date, shall be excluded; and
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.
For purposes of this definition, whenever pro forma effect is to be given to a transaction or a calculation is to be made on a pro forma basis, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and may include, without duplication, cost savings, synergies and operating expense reductions resulting from such transaction that have been realized or are expected, in the reasonable judgment of such financial or accounting officer, to be realized within 12 months of the date of calculation. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officer’s Certificate, to reflect all adjustments included in the calculation of Adjusted EBITDA as set forth in notes (7) and (8) to the “Summary Historical Financial Information” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness), and for the avoidance of doubt, if any Indebtedness bears a fixed rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offering rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and any redemption or repurchase premiums paid; plus
(2)    the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus
(3)    any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
(4)    all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or its Restricted Subsidiaries or on any series of preferred stock of any of its Restricted Subsidiaries (other than a Guarantor), other than dividend payments on any such Equity Interests payable solely (i) in Equity Interests of the Company or its Restricted Subsidiaries (other than Disqualified Stock of such Person or its Restricted Subsidiaries or preferred stock of any of its Restricted Subsidiaries (other than a Guarantor)) or (ii) to the Company or a Restricted Subsidiary of the Company; minus
(5)    interest income.
“Foreign Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was not formed under the laws of the United States of America or any state thereof.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that leases will be accounted for using the generally accepted accounting principles in the United States of America in effect on the Issue Date and any changes in the accounting for leases after the Issue Date will be disregarded. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that calculations or determinations herein that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company will provide notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the applicable provisions of this Indenture.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:
(1)    each Domestic Subsidiary of the Company on Issue Date (other than the Excluded Subsidiaries until such Domestic Subsidiaries no longer qualify as Excluded Subsidiaries); and
(2)    any other Subsidiary of the Company that executes a Subsidiary Guarantee and related supplemental indenture in accordance with the provisions of this Indenture;
and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.
“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.
“Holder” means a Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:
(1)    all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding (A) any trade payables or other current liabilities incurred in the ordinary course of business and (B) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
(2)    all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including purchase-money obligations);
(3)    all Obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities (including reimbursement obligations with respect thereto, except to the extent such reimbursement Obligation relates to a trade payable) issued for the account of such Person;
(4)    all Indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);
(5)    all Capital Lease Obligations of such Person;
(6)    the maximum fixed redemption, repayment or other repurchase price of Disqualified Stock in such Person at the time of determination;

(7)    any Hedging Obligations of such Person at the time of determination (the amount of any such Obligations to be equal to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time); and
(8)    all Obligations of the types referred to in clauses (1) through (7) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed, directly or indirectly, or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions; provided that if the holder of such Indebtedness has no recourse to such Person other than to the asset, the amount of such Indebtedness will be deemed to equal the lesser of the value of such asset and the amount of the obligation so secured), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.
For purposes of the foregoing:
(1)    the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;
(2)    the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;
(3)    in the case of any Indebtedness not issued with original issue discount, the amount of any such Indebtedness outstanding as of any date will be the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due;
(4)    the amount of any Indebtedness described in clause (9)(A) above shall be the maximum liability under any such Guarantee;
(5)    the amount of any Indebtedness described in clause (9)(B) above shall be the lesser of (I) the maximum amount of the Obligations so secured and (II) the fair market value of such property or other assets; and
(6)    except as described in clause (5) above, interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $800 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Initial Purchasers” means Barclays Capital, Inc., Credit Suisse Securities (USA) LLC, Nomura Securities International, Inc., BMO Capital Markets Corp., Goldman, Sachs & Co., SunTrust Robinson Humphrey, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade Rating” means, a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or, in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers in the ordinary course of business and commission, travel and similar advances to officers and employees made in the ordinary course of business), prepaid expenses and accounts receivable, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of Section 4.07.
“Issue Date” means the date of issuance of the Initial Notes under this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event will an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of all costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking fees and broker fees, and sales and underwriting commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, any costs associated with unwinding any related Hedging Obligations in connection with such repayment and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or in respect of liabilities associated with the asset disposed of and retained by the Company or its Restricted Subsidiaries.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2)    default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and
(3)    as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” has the meaning assigned to it in the preamble of this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, including liquidated damages, Guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.
“Offering Memorandum” means that certain Offering Memorandum with respect to the Initial Notes, dated August 12, 2015.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, General Counsel or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the principal accounting officer, the treasurer or the general counsel of the Company, that meets the requirements of Section 12.05.
“Opinion of Counsel” means a written opinion from legal counsel, who may be internal or external counsel for the Company, or other counsel reasonably acceptable to the Trustee, complying with Section 12.05.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Business” means any business that is the same as, or reasonably related, ancillary or complementary to, any of the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.
“Permitted Holder” means (a) William P. Stiritz, (b) any of his immediate family members or his or their respective heirs by operation of law, will or intestacy or (c) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50.1% or more controlling interest of which consist of William P. Stiritz and/or his immediate family members.
“Permitted Investments” means:
(1)    any Investment in the Company or in a Restricted Subsidiary of the Company;
(2)    any Investment in cash or Cash Equivalents;
(3)    any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Related Business, if as a result of such Investment:
(i)    such Person in one transaction or a series of related transactions becomes a Restricted Subsidiary of the Company; or
(ii)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;
(5)    any Investments by the Company or any Restricted Subsidiary in a Receivables Subsidiary or a Special Purpose Vehicle or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; provided that any Investment in a Receivables Subsidiary or a Special Purpose Vehicle is in the form of a Purchase Money Note or an Equity Interest or in the form of a purchase of Receivables and Receivables Related Assets pursuant to a Receivables Repurchase Obligation;

(6)    any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(7)    Investments in accounts or notes receivable owing to the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(8)    loans and advances to directors, officers, employees and consultants of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $25.0 million at any one time outstanding;
(9)    Investments in securities received in settlement of Obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;
(10)    workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;
(11)    commission, payroll, travel and similar advances to employees in the ordinary course of business;
(12)    Hedging Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and not for speculative purposes and otherwise in compliance with this Indenture;
(13)    Investments represented by Guarantees of Indebtedness that are otherwise permitted under this Indenture and performance guarantees in the ordinary course of business;
(14)    other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed (a) the greater of (i) $300.0 million and (ii) 4.00% of Consolidated Total Assets plus (b) 100% of the aggregate cash dividends and distributions received by the Company or any Restricted Subsidiary from any such Investments that are at any time outstanding pursuant to this clause (14), but only to the extent the Company elects to include such dividends or distributions in this clause (14)(b), as evidenced by an Officer’s Certificate delivered to the Trustee within 10 Business Days of the date of the dividend or distribution; provided that if an Investment made pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14);
(15)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(16)    loans by the Company in an aggregate principal amount not exceeding $25.0 million to employees of the Company or its Restricted Subsidiaries to finance the sale of the Company’s Capital Stock by the Company to such employees; provided that the net cash proceeds from such sales respecting such loaned amounts will not be included in the calculation described in Section 4.07(a)(3)(B);
(17)    any Investment (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y), provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended;
(18)    Investments comprised of intercompany loans between the Company and any Restricted Subsidiary or between any Restricted Subsidiary and any other Restricted Subsidiary; and
(19)    Investments in the Notes or the Company’s 8.00% Senior Notes due 2025 (including any Additional Notes as such term is defined in the Company’s Indenture dated as of August 18, 2015 with respect to the 8.00% Senior Notes due 2025).
“Permitted Liens” means:
(1)    Liens securing Indebtedness of the Company or any Restricted Subsidiary incurred pursuant to Section 4.09(b)(1) or Section 4.09(b)(26);
(2)    Liens in favor of the Company or the Guarantors;
(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;
(4)    Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition and only extend to the property so acquired;
(5)    Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;
(6)    Liens to secure Indebtedness (including any Capital Lease Obligations) permitted by Section 4.09, covering only the assets financed with such Indebtedness and additions and improvements thereon;
(7)    Liens existing on the Issue Date securing Existing Indebtedness;
(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently conducted, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9)    Deposits’ and landlords’, lessors’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s and other like Liens imposed by law incurred in the ordinary course of business, in each case for sums not yet due or being contested in good faith by appropriate proceedings diligently conducted;
(10)    pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation, or good faith deposits to secure the performance of bids, tenders, government contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, deposits to secure statutory obligations or bankers’ acceptances of the Company or any Restricted Subsidiary and deposits to secure surety and appeal bonds to which the Company or a Restricted Subsidiary is a party, in each case incurred in the ordinary course of business;
(11)    judgment Liens not giving rise to Default or an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(12)    Liens on the assets of a Restricted Subsidiary of the Company that is not a Guarantor securing Indebtedness of that Restricted Subsidiary; provided that such Indebtedness was permitted to be incurred by Section 4.09;
(13)    easements, rights-of-way, zoning restrictions and other similar charges or encumbrances affecting real property which do not materially adversely affect the value of said property or interfere in any material respect with the ordinary conduct of the business of the Company or such Restricted Subsidiary;
(14)    any interest or title of a lessor under any capital lease or operating lease; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;
(15)    Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of non-delinquent customs duties in connection with the importation of goods;
(16)    Liens securing reimbursement obligations with respect to letters of credit or bankers’ acceptances incurred in accordance with this Indenture which encumber documents and other property relating to such letters of credit or bankers’ acceptances and products and proceeds thereof;
(17)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;
(18)    leases or subleases, licenses or sublicenses, granted to others not interfering in any material respect with the business of the Company or any Restricted Subsidiary of the Company;
(19)    Liens arising out of conditional sale, consignment, title retention or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(20)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(21)    Liens securing Permitted Refinancing Indebtedness which is incurred to refinance, renew, replace, defease or discharge any Refinanced Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of such Refinanced Indebtedness; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing such Refinanced Indebtedness;
(22)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(23)    Liens securing Hedging Obligations;
(24)    Liens on Receivables Program Assets securing Receivables Program Obligations;
(25)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(26)    Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;
(27)    Liens incurred to secure cash management services and other bank products in the ordinary course of business;
(28)    Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;
(29)    Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement; and
(30)    Liens incurred on assets or property of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed the greater of $100.0 million and 1.25% of Consolidated Total Assets (determined as of the date of any incurrence).
During any Suspension Period, the relevant clauses of Section 4.09 shall be deemed to be in effect solely for purposes of determining the amount available under clause (7) above.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, refund, renew, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:

(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable fees and expenses incurred in connection therewith including premiums paid, if any, to the holders thereof);
(2)    such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Indebtedness;
(3)    if the Refinanced Indebtedness is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;
(4)    such Permitted Refinancing Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness; and
(5)    (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Indebtedness or (b) if the Stated Maturity of the Refinanced Indebtedness is later than the Stated Maturity of the Notes, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).
“Post Foods” means Post Foods, LLC, a Delaware limited liability company.
“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Purchase Money Note” means a promissory note evidencing the obligation of a Receivables Subsidiary or a Special Purpose Vehicle to pay the purchase price for Receivables or other Indebtedness to the Company or to any Restricted Subsidiary (or to a Receivables Subsidiary in the case of a transfer to a Special Purpose Vehicle) in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than cash required to be held as reserves pursuant to Receivables Documents, amounts paid in respect of interest, principal and other amounts owing under Receivables Documents and amounts paid in connection with the purchase of newly generated Receivables.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary of the Company pursuant to which the Company or any such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any Receivables Program Assets (whether existing on the Issue Date or arising thereafter); provided that:

(1)    no portion of the Indebtedness or any other Obligations (contingent or otherwise) of a Receivables Subsidiary or Special Purpose Vehicle
(i)        is Guaranteed by the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary), excluding Guarantees of Obligations pursuant to Standard Securitization Undertakings,
(ii)        is recourse to or obligates the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or
(iii)        subjects any property or asset of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction of Obligations incurred in such transactions, other than pursuant to Standard Securitization Undertakings;
(2)    neither the Company nor any of its Restricted Subsidiaries (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding with a Receivables Subsidiary or a Special Purpose Vehicle (except in connection with a receivables securitization facility) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and
(3)    the Company and its Restricted Subsidiaries (other than a Receivables Subsidiary) do not have any obligation to maintain or preserve the financial condition of a Receivables Subsidiary or a Special Purpose Vehicle or cause such entity to achieve certain levels of operating results other than Standard Securitization Undertakings.
“Ralcorp Obligations” means indemnification obligations of the Company and/or its Restricted Subsidiaries in favor of Ralcorp Holdings, Inc. and/or its subsidiaries in connection with the Spin-Off.
“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.
“Receivables” means all rights of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Restricted Subsidiary as accounts receivable.
“Receivables Documents” means:

(1)    one or more receivables purchase agreements, pooling and servicing agreements, credit agreements, agreements to acquire undivided interests or other agreements to transfer or obtain loans or advances against, or create a security interest in, Receivables Program Assets, in each case as amended, modified, supplemented or restated and in effect from time to time and entered into by the Company, a Restricted Subsidiary and/or a Receivables Subsidiary, and
(2)    each other instrument, agreement and other document entered into by the Company, a Restricted Subsidiary or a Receivables Subsidiary relating to the transactions contemplated by the agreements referred to in clause (a) above, in each case as amended, modified, supplemented or restated and in effect from time to time.
“Receivables Program Assets” means:
(1)    all Receivables which are described as being transferred by the Company, a Restricted Subsidiary or a Receivables Subsidiary pursuant to the Receivables Documents;
(2)    all Receivables Related Assets; and
(3)    all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.
“Receivables Program Obligations” means:
(1)    Indebtedness and other Obligations owing in respect of notes, trust certificates, undivided interests, partnership interests or other interests sold, issued and/or pledged, or otherwise incurred, in connection with a Qualified Receivables Transaction; and
(2)    related obligations of the Company, a Subsidiary of the Company or a Special Purpose Vehicle (including, without limitation, Standard Securitization Undertakings).
“Receivables Related Assets” means:
(1)    any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables);
(2)    any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited;
(3)    spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Receivables Transaction;
(4)    any warranty, indemnity, dilution and other intercompany claim arising out of Receivables Documents; and
(5)    other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Receivables Repurchase Obligation” means any obligation of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) in a Qualified Receivables Transaction to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the Company or a Restricted Subsidiary (other than a Receivables Subsidiary).

“Receivables Subsidiary” means a special purpose Wholly Owned Restricted Subsidiary of the Company created in connection with the transactions contemplated by a Qualified Receivables Transaction, which Restricted Subsidiary engages in no activities other than those incidental to such Qualified Receivables Transaction and which is designated as a Receivables Subsidiary by the Company’s Board of Directors. Any such designation by the Board of Directors shall be evidenced by filing with the Trustee a Board Resolution of the Company giving effect to such designation and an Officer’s Certificate certifying, to the best of such officer’s knowledge and belief after consulting with counsel, such designation, and the transactions in which the Receivables Subsidiary will engage, comply with the requirements of the definition of Qualified Receivables Transaction.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Related Business” means the business conducted by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are similar or reasonably related, ancillary or complementary thereto or reasonable extensions thereof.
“Responsible Officer,” when used with respect to the Trustee, means any officer who shall have direct responsibility for the administration of this Indenture at the Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.
“Sale and Leaseback Transaction” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Senior Secured Indebtedness” means, as of any date of determination, the aggregate principal amount of all funded Indebtedness for borrowed money (other than Subordinated Indebtedness) that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary. For avoidance of doubt, issued but undrawn letters of credit and undrawn capacity under any revolving credit facility are not funded Indebtedness for borrowed money, but all Indebtedness incurred pursuant to Section 4.09(b)(1) (other than any unsecured Indebtedness that, as of such date of determination, has been reclassified as incurred pursuant to another clause of the definition of Permitted Debt or Section 4.09(a)) will be deemed to be secured for purposes of calculating the Consolidated Senior Secured Leverage Ratio.
“Separation Agreement” means that certain Separation and Distribution Agreement among the Company, Post Foods and Ralcorp Holdings, Inc., entered into in connection with the Spin-Off, as in effect as of the Issue Date or as may be subsequently amended, provided that such amendment is not prohibited by this Indenture.
“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.
“Special Purpose Vehicle” means a trust, partnership or other special purpose Person established by the Company and/or any of its Restricted Subsidiaries to implement a Qualified Receivables Transaction.
“Spin-Off” means the separation of Ralcorp Holdings, Inc. and its Post cereals business in a tax-free spin-off to shareholders of Ralcorp Holdings, Inc. pursuant to the Separation Agreement and the other transactions and agreements referred to therein.
“Standard Securitization Undertakings” means representations, warranties, covenants, performance guarantees and indemnities entered into by the Company or any Subsidiary of the Company which, in the good faith judgment of the Board of Directors of the appropriate company, are reasonably customary in an accounts receivable transaction and includes, without limitation, any Receivables Repurchase Obligation.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness that is contractually subordinated in right of payment to the Notes or the Subsidiary Guarantees.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which the Notes are defeased or satisfied and discharged, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2018; provided, however, that if the period from the redemption date to September 15, 2018, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means Wells Fargo Bank, National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary in accordance with Section 4.17, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified level of operating results; and
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries unless such Guarantee or credit support is released upon its designation as an Unrestricted Subsidiary.
“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
“U.S. Government Obligations” means direct non-callable Obligations of, or Guaranteed as to the full and timely payment by, the United States of America for the payment of which Guarantee or Obligations the full faith and credit of the United States is pledged.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.
Section 1.02    Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Authentication Order”	2.02

Defined in
Term	Section
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“incur”	4.09
“Legal Defeasance”	8.02
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Amount”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Pari Passu Indebtedness”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Suspended Covenants”	4.18
“Suspension Period”	4.18

Section 1.03    Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “will” shall be interpreted to express a command;
(6)    all section references contained herein will be deemed to be references to sections of this Indenture, unless otherwise specified;
(7)    provisions apply to successive events and transactions; and
(8)    references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES
Section 2.01    Form and Dating.
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
(c)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.02    Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of one or more written orders of the Company signed by at least one Officer (each an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
Section 2.03    Registrar and Paying Agent.
The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary, and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.
Section 2.04    Paying Agent to Hold Money in Trust.
The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
Section 2.05    Holder Lists.
The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:
(1)    the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2)    the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)    there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Registrar or Trustee has received a request from the Depositary to issue such Definitive Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)    both:
(i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).
(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(5)    Automatic Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.
Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Restricted Global Note may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the Holder (the “Automatic Exchange”) at any time on or after the date that is the 366th calendar day after (A) with respect to the Notes issued on the Issue Date, the Issue Date or (B) with respect to Additional Notes, if any, the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Company’s satisfaction that the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act, the Company may, but shall not be obligated to, (i) provide written notice to the Trustee at least 10 calendar days prior to the Automatic Exchange, instructing the Trustee to direct the Depositary to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Company shall have previously otherwise made eligible for exchange with the Depositary, (ii) provide prior written notice (the “Automatic Exchange Notice”) to each Holder at such Holder’s address appearing in the register of Holders at least 10 calendar days prior to the Automatic Exchange (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of the Indenture pursuant to which the Automatic Exchange shall occur, (y) the “CUSIP” number of the Restricted Global Note from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the Unrestricted Global Note into which such Holder’s beneficial interests will be transferred, and (iii) on or prior to the date of the Automatic Exchange, deliver to the Trustee for authentication one or more Unrestricted Global Notes, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. At the Company’s request on no less than 5 calendar days’ notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder at such Holder’s address appearing in the register of Holders. Notwithstanding anything to the contrary in this Section 2.06, during the 10 day period between the Automatic Exchange Notice Date and the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.06(b)(5)(v) shall be permitted without the prior written consent of the Company. As a condition to any Automatic Exchange, the Company shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(5)(v), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Company or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (2), if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company or the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.
(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE DATE ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREOF, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF POST HOLDINGS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the Schedule of Exchange of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on the Schedule of Exchanges of Interests on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Company will be required:
(A)    to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection;
(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered on the books of the Registrar as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9)    Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(10)    Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.
Section 2.07    Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. All cancelled Notes held by the Trustee shall be retained and disposed of by the Trustee in accordance with its customary procedures and applicable law. Certification of the cancellation of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13    CUSIP Numbers.
The Company in issuing the Notes may use CUSIP, ISIN or other similar numbers, if then generally in use, and thereafter with respect to such Notes the Trustee may use such numbers in any notice provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other similar numbers.
ARTICLE 3
REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(1)    the clause of this Indenture pursuant to which the redemption shall occur;
(2)    the redemption date;
(3)    the principal amount of Notes to be redeemed; and
(4)    the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased at any time and the Notes are not in global form, unless otherwise required by law or applicable stock exchange or depositary requirements, the Trustee will select Notes for redemption or purchase as follows:
(1)if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(2)if the Notes are not so listed, on a pro rata basis subject to adjustment for minimum denominations.
If less than all of the Notes are to be redeemed at any time and the Notes are Global Notes, the Notes to be redeemed will be selected in accordance with the Applicable Procedures.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03    Notice of Redemption.
Subject to the provisions of Section 3.09, at least 15 days but not more than 60 days before a redemption date, the Company will send or cause to be sent in accordance with the Applicable Procedures, or by first class mail with respect to Definitive Notes, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11.
The notice will identify the Notes to be redeemed and will state:
(1)    the redemption date;
(2)    the redemption price;
(3)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;
(4)    the name and address of the Paying Agent;

(5)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)    that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(9)    any conditions precedent to such redemption in reasonable detail.
At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other debt or equity financing, acquisition or other corporate transaction or event, and, at the Company’s discretion, the redemption date may be delayed until such time as any or all of such conditions have been satisfied. In addition, the Company may provide in any notice of redemption that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another Person; provided, however, that the Company will remain obligated to pay the redemption price and perform its obligations with respect to such redemption in the event such other Person fails to do so. Notice of any redemption in respect of an Equity Offering may be given prior to completion thereof.
Any such condition precedent will be described in the notice of redemption in reasonable detail. If any such condition precedent has not been satisfied, the Company will provide notice to the Trustee not less than two Business Days prior to the redemption date that such condition precedent has not been satisfied, the notice of redemption is rescinded and the redemption subject to the satisfaction of such condition precedent shall not occur. The Trustee shall promptly send a copy of such notice to the Holders of the Notes.

Section 3.04    Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.
Section 3.05    Deposit of Redemption or Purchase Price.
At or prior to 10:00 a.m. Eastern Time, on or prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued and unpaid interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
Section 3.06    Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.07    Optional Redemption.
(a)    Except as provided in this Section 3.07, the Notes will not be redeemable at the Company’s option prior to September 15, 2018.
(b)    At any time prior to September 15, 2018, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 107.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with an amount not to exceed the net cash proceeds of one or more Equity Offerings of the Company consummated after the Issue Date; provided that:
(1)    at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are otherwise repurchased or redeemed); and
(2)    the redemption occurs within 90 days of the date of the closing of such Equity Offering.
(c)    At any time prior to September 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(d)    On or after September 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2018	105.813%
2019	103.875%
2020	101.938%
2021 and thereafter	100.000%

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Notes is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.
The Company or any of its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(e)    Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.
Section 3.08    Mandatory Redemption.
The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.
Section 3.09    Offer to Repurchase by Application of Excess Proceeds of Asset Sales.
In the event that, pursuant to Section 4.10, the Company is required to commence a Net Proceeds Offer, it will follow the procedures specified below.
Upon the commencement of a Net Proceeds Offer, the Company will send, in accordance with Applicable Procedures, or by first class mail with respect to Definitive Notes, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which will govern the terms of the Net Proceeds Offer, will state:
(1)    that the Net Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 and the length of time the Net Proceeds Offer will remain open;
(2)    the Net Proceeds Offer Amount, the purchase price and the date of purchase (the “Purchase Date”);
(3)    that any Note not tendered or accepted for payment will continue to accrete or accrue interest;
(4)    that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest on the Purchase Date;

(5)    that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer may elect to have Notes purchased in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof;
(6)    that Holders electing to have Notes purchased pursuant to any Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;
(7)    that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Net Proceeds Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)    that, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
(9)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount (less any pro rata portion thereof attributable to other Pari Passu Indebtedness) of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount attributable to the Notes has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on the Purchase Date.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.
Other than as specifically provided in this Section 3.09 or Section 4.10, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

ARTICLE 4
COVENANTS
Section 4.01    Payment of Notes.
The Company will pay or cause to be paid the principal of, premium on, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency.
The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.
Section 4.03    Reports.
(a)    So long as any Notes are outstanding, the Company will furnish to the Trustee:
(1)    within 90 days after the end of each fiscal year, annual reports of the Company containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information was included or incorporated by reference in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) audited financial statements prepared in accordance with GAAP;

(2)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly reports of the Company containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company had been a reporting company under the Exchange Act (but only to the extent similar information was provided or incorporated by reference in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and
(3)     within 5 Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report or any information required to be contained in such report will be required to be furnished if the Company determines in its good faith judgment that such event, or any information with respect to such event which is not included in any report that is furnished, is not material to noteholders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole, or such current report relates solely to information required under Items 3.01, 3.02, or 3.03, insofar as it relates to securities other than the Notes and the Subsidiary Guaranties, or 5.02(e) of Form 8-K or any successor provisions thereto;
provided, however, that (i) any information required by part III of Form 10-K shall be deemed to be timely delivered in accordance with the foregoing requirements so long as it is included in a definitive proxy statement or amendment to Form 10-K filed with the Commission within the period permitted under the SEC’s rules and regulations and (ii) all such reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the Commission, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulation S-K, and (C) will not be required to contain the separate financial information for Guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the Commission;

provided further that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are publicly available on the Commission’s EDGAR system (or a successor thereto) within the applicable time periods specified above.

(b)    So long as any Notes are outstanding and the Company is not subject to the periodic reporting requirements under the Exchange Act, if the foregoing materials are not publicly available on the SEC’s EDGAR system (or a successor thereto) within the applicable time periods specified above, the Company will also:
(1)    issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and quarterly reports required by clauses (1) and (2) of Section 4.03(a) announcing the date on which such reports will become publicly available and directing noteholders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Company to obtain copies of such reports; and

(2)    maintain a website to which the Trustee, noteholders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports and press releases required by this Section 4.03 are posted.

(c)    So long as any Notes are outstanding, the Company will also:
(1)    at any time after the Company releases its earnings for any annual or quarterly period, but in no event later than 10 Business Days after furnishing to the Trustee (or filing with the Commission) the annual and quarterly reports required by clauses (1) and (2) of Section 4.03(a), hold a conference call to discuss such reports and the results of operations for the relevant reporting period (which conference call may, at the option of the Company, be the same conference call that the Company’s shareholders and/or equity research analysts are invited to); and
(2)    issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with this paragraph, announcing the time and date of such conference call and either including all information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Company to obtain such information.
(d)    In addition, the Company shall furnish to noteholders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.
Notwithstanding anything herein to the contrary, any failure to comply with this Section 4.03 shall be automatically cured when the Company provides all required reports to the Trustee or the Holders, as applicable, or files all required reports with the SEC, or holds such conference call, as applicable.
Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Subsidiary’s compliance with any of their respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or certificates delivered pursuant to Section 4.04) or any other agreement or document.
Section 4.04    Compliance Certificate.
(a)    The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer that need not comply with Section 12.05 stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)    So long as any of the Notes are outstanding, the Company will deliver to the Trustee, promptly upon any Officer obtaining knowledge of any Default or Event of Default, an Officer’s Certificate describing such Default or Event of Default and the status thereof.
Section 4.05    Taxes.
The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06    Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Restricted Payments.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)    declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company;
(2)    purchase, repurchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary of the Company;
(3)    make any principal payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than the payment, purchase, repurchase, redemption, defeasance, acquisition or retirement of (i) intercompany Indebtedness between or among the Company and its Restricted Subsidiaries, and (ii) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity thereof, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, acquisition or retirement); or

(4)    make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;
(2)    the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and
(3)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after February 3, 2012 (excluding Restricted Payments permitted by clause (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14) or (15) of Section 4.07(b)), is less than the sum, without duplication, of:
(A)    50% of the cumulative Consolidated Net Income (excluding any dividends or distributions to the extent the Company elects to include such dividends or distributions in clause (14)(b) of the definition of “Permitted Investments” in accordance with such clause) of the Company for the period (taken as one accounting period) commencing on January 1, 2012, and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Payment; or, if such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus
(B)    100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company (other than any net proceeds or assets received in connection with the contribution of assets pursuant to the Separation Agreement) after February 3, 2012, as a contribution to its common equity capital or from the issue or sale (other than to a Subsidiary of the Company) of:
(i)    Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of the Company, including the Existing Convertible Preferred Stock; or
(ii)    Disqualified Stock, Designated Preferred Stock or debt securities of the Company that in each case have been converted into or exchanged for Equity Interests (other than Disqualified Stock or Designated Preferred Stock) of the Company, plus
(C)    100% of the fair market value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued since February 3, 2012, by the Company as consideration for the purchase by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, a Related Business (including by means of a merger, consolidation or other business combination permitted under this Indenture); plus
(D)    to the extent that any Restricted Investment that was made after February 3, 2012, is sold for cash or other property or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment or the fair market value of such other property (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus

(E)    50% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company or any Restricted Subsidiary from any distribution or dividend (other than a return of capital) from an Unrestricted Subsidiary (whether or not such dividend or distribution is included in the calculation of Consolidated Net Income); plus
(F)    upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or upon the merger or consolidation of an Unrestricted Subsidiary with or into the Company or any of its Restricted Subsidiaries, the lesser of (x) the fair market value of the Company’s Investment in such Subsidiary as of the date of redesignation and (y) such fair market value as of the date such Subsidiary was originally designated as an Unrestricted Subsidiary.
(b)    The provisions of Section 4.07(a) will not prohibit:
(1)    the payment of any dividend or distribution or consummation of any irrevocable redemption within 90 days after the date of declaration thereof or the giving of any redemption notice related thereto, if at said date of declaration or notice such payment would have complied with the provisions of this Indenture;
(2)    the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the contribution of common equity capital to the Company within 10 Business Days; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.07(a);
(3)    the redemption, repurchase, retirement, defeasance or other acquisition or retirement for value of Subordinated Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries with the net cash proceeds from a substantially concurrent (i) incurrence of Permitted Refinancing Indebtedness or (ii) issuance of Disqualified Stock permitted to be issued under this Indenture;
(4)    the payment of any dividend (or, in the case of any partnership, limited liability company or other business entity, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(5)    the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, or employee of the Company (or any of its Restricted Subsidiaries’) pursuant to any equity subscription agreement, stock option agreement, employment agreement, severance agreement or other executive compensation arrangement or any other management or employee benefit plan or agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $25.0 million in any calendar year (with unused amounts in any calendar year being carried over to subsequent calendar years; provided that the aggregate purchase price for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $40.0 million in any calendar year); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds received by the Company from sales of Equity Interests (other than Disqualified Stock) of the Company to officers, directors or employees of the Company or any of its Restricted Subsidiaries that occur after the Issue Date (provided that the amount of such cash proceeds used for any such repurchase, redemption, acquisition or retirement will not increase the amount available for Restricted Payments under clause (3)(B) of Section 4.07(a); and provided, further, that the Company may elect to apply all or any portion of the aggregate increase contemplated by this proviso in any calendar year); and provided, further, that cancellation of Indebtedness owing to the Company from members of management of the Company or any Restricted Subsidiary of the Company in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment;

(6)    the repurchase of Equity Interests deemed to occur (i) upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award;
(7)    payments to holders of the Company’s capital stock in lieu of the issuance of fractional shares of its Capital Stock;
(8)    the redemption, repurchase, retirement, defeasance or other acquisition of Disqualified Stock of the Company in exchange for Disqualified Stock of the Company or with the net cash proceeds from a substantially concurrent issuance of Disqualified Stock by the Company, in each case that is permitted to be issued as described under Section 4.09;
(9)    the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under Sections 4.10 and 4.14, provided that all Notes validly tendered by Holders in connection with a Change of Control Offer or Net Proceeds Offer, as applicable, have been repurchased, redeemed or acquired for value;
(10)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or any class or series of Preferred Stock of a Restricted Subsidiary issued in accordance with Section 4.09 to the extent such dividends are included in the definition of “Fixed Charges”;
(11)    the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock of the Company;
(12)    the declaration and payment of dividends on the Existing Convertible Preferred Stock in accordance with the terms thereof as in effect on the Issue Date;
(13)    payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;
(14)    the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Company pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this Section 4.07 (all as determined in good faith by a senior financial officer of the Company); and

(15)    other Restricted Payments in an aggregate amount under this clause (15) at any time outstanding not to exceed the greater of $300.0 million and 4.0% of Consolidated Total Assets (determined as of the date of any Restricted Payment pursuant to this clause (15));
provided that in the case of clauses (5) and (13), no Default shall have occurred and be continuing.
The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (15) above or is entitled to be made pursuant to this Section 4.07(a), the Company will be permitted, in its sole discretion, to classify the Restricted Payment, or later reclassify the Restricted Payment in whole or in part, in any manner that complies with this Section 4.07. For avoidance of doubt, nothing in this Indenture will restrict the repurchase, redemption, defeasance or other acquisition or retirement for value of the Notes, the 7.375% Notes, the 6.75% Notes, the 6.00% Notes or the Company’s 8.00% Senior Notes due 2025 (including any Additional Notes as such term is defined in the Company’s Indenture dated as of August 18, 2015 with respect to the 8.00% Senior Notes due 2025), including any call premium paid in connection therewith.
Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;
(2)    make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or
(3)    transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.
(b)    The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements governing Existing Indebtedness and any other agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Issue Date;

(2)    this Indenture, the Notes and the related Subsidiary Guarantees;
(3)    applicable law, rule, regulation or administrative or court order;
(4)    any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred or Capital Stock was issued in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;
(5)    customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business;
(6)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(3);
(7)    any agreement for the sale or other disposition of all or substantially all the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending the closing of such sale or other disposition;
(8)    agreements governing Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the senior management or the Board of Directors of the Company, not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)    any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.12, to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;
(10)    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business or with the approval of the Company’s Board of Directors;
(11)    customary restrictions on a Receivables Subsidiary and Receivables Program Assets effected in connection with a Qualified Receivables Transaction;
(12)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(13)    in the case of the provision described in Section 4.08(a)(3): (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (b) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(14)    existing under, by reason of or with respect to customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
(15)    existing under, by reason of or with respect to Indebtedness of the Company or a Restricted Subsidiary not prohibited to be incurred under this Indenture; provided that (a) such encumbrances or restrictions are customary for the type of Indebtedness being incurred and the jurisdiction of the obligor and (b) such encumbrances or restrictions will not affect in any material respect the Company’s or any Guarantor’s ability to make principal and interest payments on the Notes, as determined in good faith by the Company;
(16)    agreements governing Indebtedness incurred in compliance with Section 4.09(b)(4), provided that such encumbrances or restrictions apply only to assets financed with the proceeds of such Indebtedness;
(17)    any other agreement governing Indebtedness incurred after the Issue Date that contains encumbrances or other restrictions that are, in the good faith judgment of the senior management or the Board of Directors of the Company, no more restrictive in any material respect taken as a whole than those encumbrances and other restrictions that are customary in comparable financings; and
(18)    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (17) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive as a whole with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company and the Guarantors will not issue any Disqualified Stock and the Company will not permit any of its Restricted Subsidiaries (other than the Guarantors) to issue any shares of preferred stock; provided, however, that the Company and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)    the incurrence by the Company and its Restricted Subsidiaries of (a) Indebtedness, letters of credit and bankers’ acceptances under Credit Facilities in an aggregate amount at any time outstanding as of any date of incurrence of any such Indebtedness (together with the aggregate amount of any Permitted Refinancing Indebtedness outstanding as of such date that was incurred pursuant to clause (1)(b) and that is not deemed to be incurred pursuant to another clause of the definition of Permitted Debt or clause (a) above as a result of reclassification) not to exceed the greater of (x) $1,500.0 million and (y) such amount as would not cause the Consolidated Senior Secured Leverage Ratio, calculated as of the date of incurrence, to exceed 3.0 to 1.0 and (b) any Permitted Refinancing Indebtedness incurred to extend, refinance, refund, renew, replace, defease or discharge any Indebtedness that was incurred pursuant to this clause (1) and was not, as of the date of incurrence of such Permitted Refinancing Indebtedness, deemed to be incurred pursuant to another clause of the definition of Permitted Debt or clause (a) above as a result of reclassification;
(2)    the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;
(3)    the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and Subsidiary Guarantees and the Company’s $400,000,000 8.00% Senior Notes due 2025 and the indenture related thereto and guarantees in respect thereof (in each case, to be issued on the Issue Date);
(4)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (4), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $300.0 million and (b) 4.0% of Consolidated Total Assets (determined as of the date of incurrence);
(5)    the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clauses (2), (3) or (4) above, this clause (5), clauses (17), (18), (20) or (26) below or pursuant to Section 4.09(a);
(6)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:
(A)    if the Company or any Guarantor is the obligor on such Indebtedness, and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and
(B)    (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)    the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness under Hedging Obligations that are not entered into for the purpose of speculation;
(8)    the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(a)    any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company and
(b)    any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);

(9)    the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09 and could have been incurred (in compliance with this Section 4.09) by the Person so Guaranteeing such Indebtedness;
(10)    the incurrence of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;
(11)    the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self- insurance, health, disability or other employee benefits or property, casualty or liability insurance provided to the Company or any of its Restricted Subsidiaries, bankers’ acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business; provided that the underlying obligation to perform is that of the Company and its Restricted Subsidiaries and not that of the Company’s Unrestricted Subsidiaries; and provided further that such underlying obligation is not in respect of borrowed money;
(12)    the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or similar Obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary; provided that (a) any amount of such Obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (12) and (b) the maximum aggregate liability in respect of all such Obligations outstanding under this clause (12) shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;
(13)    Indebtedness incurred under commercial letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of business (and not for the purpose of, directly or indirectly, incurring Indebtedness or providing credit support or a similar arrangement in respect of Indebtedness); or Indebtedness of the Company or any of its Restricted Subsidiaries under letters of credit and bank guarantees backstopped by letters of credit under the Credit Facilities;

(14)    pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, or arising from guarantees to suppliers, lessors, licenses, contractors, franchisees or customers of obligations, other than Indebtedness, made in the ordinary course of business;
(15)    the incurrence of Indebtedness by the Company or any of its Restricted Subsidiaries issued to directors, officers or employees of the Company or any of its Restricted Subsidiaries in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the notes, is not secured by any assets of the Company or any of its Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the notes, in an aggregate principal amount at any time outstanding not to exceed $25.0 million;
(16)    the Ralcorp Obligations;
(17)    the incurrence by any Foreign Subsidiary of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (17), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (17), not to exceed the greater of (a) $250.0 million and (b) 3.0% of Consolidated Total Assets (determined as of the date of incurrence);
(18)    the incurrence by the Company or any of its Restricted Subsidiaries of any Capitalized Lease Obligation resulting from a Sale and Leaseback Transaction in an aggregate principal amount at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (18), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (18), not to exceed the greater of $100.0 million and 1.25% of Consolidated Total Assets (determined as of the date of incurrence);
(19)    Indebtedness in respect of Receivables Program Obligations;
(20)    the incurrence of Acquired Debt or other Indebtedness incurred in connection with, or in contemplation of, an acquisition (including by way of merger or consolidation) by the Company or any of its Restricted Subsidiaries; provided that after giving pro forma effect to such acquisition, either (a) the Company’s Fixed Charge Coverage Ratio immediately following such acquisition and incurrence (including a pro forma application of the net proceeds therefrom) would be at least 2.00 to 1.0 or (b) the Company’s pro forma Fixed Charge Coverage Ratio would be greater than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such acquisition and incurrence;
(21)    Indebtedness incurred by the Company or any Restricted Subsidiary of the Company to the extent that the net proceeds thereof are promptly deposited to defease, redeem or to satisfy and discharge the Notes;

(22)    Indebtedness of the Company or any Restricted Subsidiary of the Company consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;
(23)    Indebtedness in respect of overdraft facilities, employee credit card programs and other cash management arrangements in the ordinary course of business;
(24)    Indebtedness representing deferred compensation to employees of the Company and its Restricted Subsidiaries incurred in the ordinary course of business;
(25)    cash management obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts; and
(26)    the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, as of the date of incurrence of any Indebtedness pursuant to this clause (26), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (26), not to exceed the greater of $400.0 million and 4.5% of Consolidated Total Assets (determined as of the date of incurrence).
The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in the right of payment to the Notes and the applicable Subsidiary Guarantee on substantially the same terms. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or secured by a junior priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior priority Liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority Liens.
For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (26) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this Section 4.09. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.
Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this Section 4.09 shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred, or any Indebtedness outstanding pursuant to the clause or clauses of the definition of Permitted Debt under which such Indebtedness is being incurred, is denominated in a different currency, the amount of any such Indebtedness being incurred and such outstanding Indebtedness, if any, will in each case be the U.S. Dollar Equivalent determined on the date any such Indebtedness was incurred, in the case of term Indebtedness, or first committed or first incurred (whichever yields the lower U.S. Dollar Equivalent), in the case of revolving credit Indebtedness, which U.S. Dollar Equivalent will be reduced by any repayment on such Indebtedness in proportion to the reduction in principal amount; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) if the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.
Section 4.10    Asset Sales.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and
(2)    at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:
(A)    any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;
(B)    any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion);
(C)    any Designated Noncash Consideration received by the Company or any Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) since the Issue Date that is at the time outstanding, not to exceed the greater of (a) $300.0 million and (b) 3.5% of Consolidated Total Assets at the time of receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(D)    the fair market value (measured as of the date such Equity Interests or assets are received) of any Equity Interests or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b).
(b)    Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:
(1)    to repay, prepay, redeem or repurchase Indebtedness (other than Subordinated Indebtedness) and other Obligations (other than Subordinated Indebtedness);
(2)    to acquire all or substantially all of the assets of another Related Business, or to acquire any Equity Interests of another Related Business, if, after giving effect to any such acquisition of Equity Interests, the Related Business is or becomes a Restricted Subsidiary of the Company;
(3)    to make a capital expenditure;
(4)    to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business; or
(5)    a combination of prepayments and investments permitted by the foregoing clauses (1), (2), (3) and (4);
provided that the Company and its Restricted Subsidiaries will be deemed to have applied such Net Proceeds pursuant to clause (2), (3) or (4) of this Section 4.10(b), as applicable, if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to consummate any reinvestment described in clause (2), (3) or (4) of this paragraph, and such reinvestment is thereafter completed within 180 days after the end of such 365-day period.
(c)    Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Subject to Section 4.10(e), on the 366th day (as extended pursuant to the provisions in the preceding paragraph) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (1), (2), (3), (4) or (5) of Section 4.10(b) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1), (2), (3), (4) or (5) of Section 4.10(b) (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than 15 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount. The offer price in any Net Proceeds Offer shall be equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date.

(d)    Notwithstanding the foregoing, if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with Section 4.10.
(e)    The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $200.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $200.0 million, shall be applied as required pursuant to Section 4.10, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $200.0 million).
(f)    Each Net Proceeds Offer will be sent to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in Section 3.09. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of Pari Passu Indebtedness) validly tendered by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable, Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by this Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by applicable law.
(g)    The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 or this Section 4.10, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $25.0 million, unless:
(1)    such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with a Person who is not an Affiliate of the Company or such Restricted Subsidiary; and
(2)    the Company delivers to the Trustee:
(A)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11; and
(B)    with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors.
(b)    The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
(1)    transactions between or among the Company and/or its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;
(2)    Permitted Investments and Restricted Payments that are permitted by Section 4.07;
(3)    reasonable fees and compensation paid to (including issuances and grants of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, current, former or future officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business;
(4)    transactions pursuant to any agreement in effect on the Issue Date, as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders in any material respect than such agreement as it was in effect on the Issue Date;
(5)    loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (8) of the definition of “Permitted Investments”;
(6)    any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company, directly or through any of its Restricted Subsidiaries, owns an equity interest in or otherwise controls such Person; provided that no Affiliate of the Company or its Restricted Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest in such Person;

(7)    any service, purchase, lease, supply or similar agreement entered into in the ordinary course of business (including, without limitation, pursuant to any joint venture agreement) between the Company or any Restricted Subsidiary and any Affiliate that is a customer, client, supplier, purchaser or seller of goods or services, so long as the Company determines in good faith that any such agreement is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arms’-length transaction with an entity that is not an Affiliate;
(8)    the issuance and sale of Qualified Capital Stock;
(9)    any transaction effected in connection with a Qualified Receivables Transaction;
(10)    pledges of equity interests of Unrestricted Subsidiaries;
(11)    the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future;
(12)    transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent financial advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.11(a)(1);
(13)    any contribution to the common equity capital of the Company; and
(14)    any transaction or series of transactions between the Company or any Restricted Subsidiary of the Company and any of their joint ventures.
Section 4.12    Liens.
(a)    The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness on any property or assets now owned or hereafter acquired, other than, in each case, Permitted Liens, unless the Notes and the Subsidiary Guarantees, as applicable, are:
(1)    in the case of any Lien securing an Obligation that ranks pari passu with the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such Obligation with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be; and
(2)    in the case of any Lien securing an Obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same properties or assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation.

Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this Section 4.12 shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness, except payment in full made with the proceeds from the foreclosure, sale or other realization from an enforcement on the collateral by the holders of the Indebtedness described above of their Lien), (b) any sale, exchange or transfer to any Person other than the Company or any Restricted Subsidiary of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien in each case in accordance with the terms of this Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, if any, on the Notes, or (d) a defeasance or discharge of the Notes in accordance with Section 8 or Section 11.
Section 4.13    Corporate Existence.
Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
(2)    the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.14    Offer to Repurchase Upon Change of Control.
(a)    If a Change of Control occurs, the Company will make an offer (a “Change of Control Offer”) to each Holder of Notes, pursuant to which each such Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice (the “Change of Control Payment Date”), pursuant to the procedures required by Section 4.14(b) and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.14, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.
(b)    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)    accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)    The provisions of Section 4.14(a) that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.
(d)    Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given prior to the Change of Control pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.
(e)    Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control and conditioned upon the consummation of such Change of Control, if a definitive agreement with respect to the Change of Control is in place at the time the Change of Control Offer is made.
Section 4.15    [Reserved]
Section 4.16    Additional Subsidiary Guarantees.
If, after the Issue Date, the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than an Excluded Subsidiary), then that newly acquired or created Domestic Subsidiary will become a Guarantor and, within 20 Business Days of the date on which it was acquired or created, the Company shall cause such Restricted Subsidiary to:
(1)    execute and deliver to the Trustee (a) a supplemental indenture substantially in the form attached as Exhibit F hereto pursuant to which such Restricted Subsidiary shall unconditionally Guarantee all of it the Company’s obligations under the Notes and this Indenture and (b) a notation of Guarantee in respect of its Subsidiary Guarantee; and
(2)    deliver to the Trustee one or more Opinions of Counsel (subject to customary assumptions and exceptions) that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Section 4.17    Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will either reduce the amount available for Restricted Payments under Section 4.07(a) or be a Permitted Investment, as applicable. The amount of all such outstanding Investments will be the aggregate fair market value of such Investments at the time of the designation. The designation will not be permitted if such Investment would not be permitted as a Restricted Payment or Permitted Investment at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions and the conditions set forth in the definition of “Unrestricted Subsidiary” and was permitted by Section 4.07.

If, at any time, any Unrestricted Subsidiary would fail to meet any of the requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such Section 4.09.
The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.
Section 4.18    Changes in Covenants when Notes are Rated Investment Grade.
If on any date following the Issue Date:

(a)    the Notes have an Investment Grade Rating from both Rating Agencies; and
(b)    no Default or Event of Default has occurred and is continuing under this Indenture, then beginning on that day and subject to the provisions of the following paragraph, the sections specifically listed below will be suspended with respect to the Notes:
(1)    Section 4.10 (Asset Sales);
(2)    Section 4.07 (Restricted Payments);
(3)    Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock);

(4)    Clause (a)(3) of Section 5.01 (Merger, Consolidation or Sale of Assets);
(5)    Section 4.08 (Dividend and Other Payment Restrictions Affecting Subsidiaries); and
(6)    Section 4.11 (Transactions with Affiliates)
(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this Section 4.18 is called the “Suspension Period.” The Company will notify the Trustee of the continuance and termination of any Suspension Period.
In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of this Section 4.18 and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will, from and after such date (the “Reinstatement Date”), again be subject to the Suspended Covenants. Notwithstanding the foregoing and any other provision of this Indenture, the Notes or the Subsidiary Guarantees, no Default or Event of Default shall be deemed to exist under this Indenture, the Notes or any Subsidiary Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Restricted Subsidiaries shall bear any liability with respect to the Suspended Covenants for (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, Liens, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period), or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

In the event of any reinstatement of the Suspended Covenants, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant Section 4.09(b)(2) and all Restricted Payments made after such reinstatement will be calculated as though the limitations contained in Section 4.07 had been in effect prior to, but not during, the Suspension Period.

For purposes of Section 4.08, on the Reinstatement Date, any consensual encumbrances or restrictions of the type specified in Section 4.08(a) entered into during the Suspension Period will be deemed to have been in effect on the Issue Date, so that they are permitted under Section 4.08(b)(1).

For purposes of Section 4.11, any Affiliate Transaction entered into after the Reinstatement Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of Section 4.11 (b)(4).

During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture.

ARTICLE 5
SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.
(a)    The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any other Person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis) to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in sale, assignment transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person or group of Persons unless:
(1)    either:
(A)    the Company shall be the surviving or continuing corporation or
(B)    the Person formed by or surviving such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation, limited liability company, partnership (including a limited partnership) or trust organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia (provided that if such Person is not a corporation, (i) a corporate Wholly Owned Restricted Subsidiary of such Person organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, or (ii) a corporation of which such Person is a Wholly Owned Restricted Subsidiary organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, is a co-issuer of the Notes or becomes a co-issuer of the Notes in connection therewith);
(2)    the Surviving Entity, if applicable expressly assumes, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed;
(3)    immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (2) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or the Surviving Entity, as the case may be, shall be (a) able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to Section 4.09 or (b) have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition; provided, however, that this clause (3) shall not apply during any Suspension Period;
(4)    immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (2) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(5)    the Company or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.
Notwithstanding the foregoing, (i) any merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (3) of Section 5.01(a) and (ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries shall be permitted. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
(b)    Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:
(1)    if the Guarantor was a corporation or limited liability company under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(2)    such entity assumes by supplemental indenture all of the obligations of the Guarantor under its Subsidiary Guarantee;
(3)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(4)    immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (a)(3) of this Section 5.01; provided, however, that this clause (4) shall not apply during any Suspension Period; and
(5)    the Guarantor or the Surviving Entity, as the case may be, shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, the requirements of Section 5.01(b) will not apply to any transaction pursuant to which such Guarantor is automatically released from its Subsidiary Guarantee in accordance with the provisions described under Section 10.04.
Section 5.02    Successor Corporation Substituted
(a)    Upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01(a) in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such and the Company shall be released from its obligations under this Indenture and the Notes; provided, however, that the Company shall not be released from its obligations under this Indenture or the Notes in the case of a lease.
(b)    Upon any consolidation or merger of any Guarantor with or into any Person other than the Company or any other Guarantor in accordance with Section 5.01(b) and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);
(3)    default in the observance or performance of any covenant or agreement contained in this Indenture or the Notes, which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Notes;
(4)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)    is caused by a failure to pay principal of, premium on, if any, or interest on, if any, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(B)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million (excluding amounts bonded or covered by insurance), or more;
(5)    failure by the Company or any of its Restricted Subsidiaries to pay non-appealable final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (excluding amounts covered by insurance or bonded), which judgments are not paid, discharged or stayed, for a period of more than 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
(6)    except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its Obligations under its Subsidiary Guarantee if, and only if, in each such case, such default continues for 10 days;
(7)    the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A)    commences a voluntary case,
(B)    consents to the entry of an order for relief against it in an involuntary case,
(C)    consents to the appointment of a custodian of it or for all or substantially all of its property,
(D)    makes a general assignment for the benefit of its creditors, or
(E)    generally is not paying its debts as they become due; or
(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)    is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)    appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or
(C)    orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.02    Acceleration.
If an Event of Default specified in clause (7) or (8) of Section 6.01 occurs and is continuing, then all unpaid principal of, premium, if any, accrued and unpaid interest, if any, on all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all amounts owing under the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee, if given by Holders) specifying the Event of Default and that it is a “notice of acceleration.”
Upon any such declaration, the aggregate principal of, accrued and unpaid interest, if any, on the outstanding Notes shall become immediately due and payable.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders of all the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes (except nonpayment of principal of, premium on, if any, or interest on the Notes that has become due solely because of the acceleration); provided the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.
Section 6.03    Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration pursuant to Section 6.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 6.06    Limitation on Suits.
No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given to the Trustee written notice that an Event of Default is continuing;
(2)    Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities.
After an Event of Default, any moneys or properties distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article 6, shall be paid out or distributed in the following order:
First:    to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.06, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and
Third:    to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual notice, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.
(c)    The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money and other property held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it by this Indenture other than for its own negligence or willful misconduct.
(h)    The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder unless a Responsible Officer has actual knowledge thereof, or the Trustee shall be specifically notified in writing of such Default or Event of Default by the Company or by the Holders of at least 25% of the aggregate principal amount of Notes then outstanding, at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each Agent, custodian and other Person employed to act hereunder.
(j)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.
(k)    The Trustee may request that the Company and the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
(l)    In no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
Section 7.03    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of TIA Section 310(b), it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09.
Section 7.04    Trustee’s Disclaimer.
The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or Subsidiary Guarantees, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or Subsidiary Guarantees or in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    Compensation and Indemnity.
(a)    The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Company and the Guarantors will jointly and severally indemnify the Trustee and its directors, officers, agents and employees against any and all losses, liabilities or expenses, including reasonable attorney’s fees and expenses, incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Company and the Guarantors under this Section 7.06 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.
(d)    To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f)    “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.09;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 will continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09    Eligibility; Disqualification.
There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.
The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium on, if any, or interest on such Notes when such payments are due from the trust referred to in Section 8.04;
(2)    the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust under Article 2 and Section 4.02;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and
(4)    this Article 8.
Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03    Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17 and 4.18 and clause (3) of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3), (4), (5), (6) and (7) will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)    in the case of an election under Section 8.02, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exceptions) confirming that:
(A)     the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
(B)    since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and exceptions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);
(5)     such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under this Indenture or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such default under this Indenture resulting solely from the borrowing of funds to be applied to such deposit;
(6)    the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(7)    the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 8.07    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable U.S. Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.
Notwithstanding Section 9.02, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees:
(1)    to cure any ambiguity, omission, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)    to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets;
(4)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder in any material respect;
(5)    to add any Person as a Guarantor;

(6)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(7)    to remove a Guarantor which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Subsidiary Guarantee or to evidence the release of any Guarantor permitted to be released under the terms of this Indenture or to allow any Guarantor to execute a supplemental Indenture and/or a Note Guarantee with respect to the Notes;
(8)    to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;
(9)    to secure all of the Notes;
(10)    to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;
(11)    to conform the text of this Indenture, the Notes, the Subsidiary Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Subsidiary Guarantees;
(12)     to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture; or
(13)    to comply with the provisions of the Depositary or the Trustee with respect to Article II of this Indenture.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.14) and the Notes and the Subsidiary Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and Section 9.05, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;
(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Note;
(3)    reduce the principal of or change or have the effect of changing the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.14);
(4)    make any Notes payable in money other than that stated in the Notes;
(5)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest on the Notes on or after the due date thereof or to bring suit to enforce such payment;
(6)    waive a Default or Event of Default in the payment of principal of, interest or premium, if any, on, the Notes; provided that this clause (6) shall not limit the right of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an acceleration notice as described in Section 6.02);
(7)    release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(8)     contractually subordinate the Notes or the Subsidiary Guarantees to any other Indebtedness; or

(9)    make any change in the preceding amendment and waiver provisions.
Section 9.03    Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04    Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc.
The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company has authorized or approved it, or delegated authority to authorize or approve it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.
ARTICLE 10
SUBSIDIARY GUARANTEES
Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1)     the principal of, premium on, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.
Section 10.02    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Subsidiary Guarantee.
To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.16, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.16 and this Article 10, to the extent applicable.
Section 10.04    Releases.
(a)    Upon any sale or other disposition of all or substantially all of the assets of any Guarantor (including by way of merger or consolidation), in a transaction not prohibited by Section 3.09, to any Person who is not (either before or after giving effect to the transaction) the Company or a Restricted Subsidiary of the Company, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee;
(b)    In connection with any sale or other disposition of all of the Capital Stock of that Guarantor, in a transaction not prohibited by Section 3.09 to any Person who is not (either before or after giving effect to the transaction) the Company or a Restricted Subsidiary, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee;
provided, in both cases, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10.
(c)    If any Guarantor merges with and into the Company, with the Company surviving such merger, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee.
(d)    If any Guarantor is designated as an Unrestricted Subsidiary in accordance with this Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by this Indenture, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee.
(e)    Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 11, each Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee.

(f)    If any Guarantor (a) no longer constitutes a Domestic Subsidiary or (b) is designated as an Excluded Subsidiary in accordance with this Indenture, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee.
(g)    If it is determined in good faith by the Company that a liquidation, dissolution or merger out of existence of any Guarantor is in the best interests of the Company and is not materially disadvantageous to the holders, such Guarantor will be automatically released and relieved of any obligations under its Subsidiary Guarantee.
The Company will notify the Trustee if any Guarantor is released from its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium on, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01     Satisfaction and Discharge.
This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes issued hereunder, when:
(1)    either:
(a)    all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from their trust as provided in this Indenture) have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, accrued and unpaid interest, if any) on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, accrued and unpaid interest, if any, to the date of maturity or redemption, as the case may be;
(2)    in respect of subclause (b) of clause (1) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)    the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)    the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02     Application of Trust Money.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium on, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS
Section 12.01     [RESERVED]
Section 12.02     Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Facsimile No.: (314) 646-3367
Attention: Diedre Gray
With a copy to:
Lewis Rice LLC
600 Washington Ave., Suite 2500
St. Louis, MO 63101
Facsimile No.: (314) 612-7671
Attention: Tom W. Zook

If to the Trustee:
Wells Fargo Bank, National Association
150 East 42nd Street, 40th Floor
New York, New York 10017
Facsimile No.: (866) 297-2015
Attention: Corporate, Municipal and Escrow Solutions

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.
Section 12.03     Communication by Holders of Notes with Other Holders of Notes.
Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.
Section 12.04     Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1)    an Officer’s Certificate (which must include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    an Opinion of Counsel (which must include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided, however, that no such Opinion of Counsel shall be required to be delivered in connection with the authentication of Initial Notes that are originally issued on the Issue Date. Such counsel may rely on representations, warranties and certificates of other Persons as to matters of fact, and may qualify the Opinion of Counsel with customary assumptions and exceptions.
Section 12.05     Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate pursuant to Section 4.04) must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06    Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, agent, manager, partner, member, incorporator shareholder or unitholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 12.08    Governing Law; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.09    No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10    Successors.
All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04.
Section 12.11    Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.12    Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13    Table of Contents, Headings, etc.
The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.14    U.S.A. Patriot Act.
The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.
[Signatures on following page]

SIGNATURES
Dated as of August 18, 2015

Post Holdings, Inc.

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Senior Vice President, General Counsel & Administration, Secretary

POST FOODS, LLC
ATTUNE FOODS, LLC
PREMIER NUTRITION CORPORATION
AGRICORE UNITED HOLDINGS INC.
DAKOTA GROWERS PASTA COMPANY, INC.
DNA DREAMFIELDS COMPANY, LLC
PRIMO PIATTO, INC.
DYMATIZE HOLDINGS, LLC,
DYMATIZE ENTERPRISES, LLC
CUSTOM NUTRICEUTICAL LABORATORIES, LLC
SUPREME PROTEIN, LLC
TA/DEI-A ACQUISITION CORP.
TA/DEI-B1 ACQUISITION CORP.
TA/DEI-B2 ACQUISITION CORP.
TA/DEI-B3 ACQUISITION CORP.
GB ACQUISITION USA, INC.
NUTS DISTRIBUTOR OF AMERICA INC.
GOLDEN BOY PORTALES, LLC
GOLDEN NUT COMPANY (USA) INC.
GOLDEN BOY NUT CORPORATION
GOLDEN ACQUISITION SUB, LLC
AMERICAN BLANCHING COMPANY
POST ACQUISITION SUB IV, LLC
MOM BRANDS SALES, LLC

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Secretary of each above-listed Guarantor

[INDENTURE]

MOM Brands Company

By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: Corporate Secretary of the above-listed Guarantor

MFI HOLDING CORPORATION
MICHAEL FOODS GROUP, INC.
MICHAEL FOODS INC.
MICHAEL FOODS OF DELAWARE
FARM FRESH FOODS, INC.
CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
MFI INTERNATIONAL, INC.
NORTHERN STAR CO.
M.G. WALDBAUM COMPANY
CASA TRUCKING, INC.
PAPETTI’S HYGRADE EGG PRODUCTS, INC.
MFI FOOD ASIA, LLC

By:	/s/ Carolyn Wolski
Name: Carolyn Wolski
Title: Secretary of each above-listed Guarantor

[INDENTURE]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President

[INDENTURE]

EXHIBIT A

[Face of Note]

CUSIP/CINS ____________
7.75% Senior Notes due 2024
No. ___    $____________
POST HOLDINGS, INC.
promises to pay to                or registered assigns,
the principal sum of __________________________________________________________ DOLLARS* on March 15, 2024.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Dated: ___________________

POST HOLDINGS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signature

[Back of Note]
7.75% Senior Notes due 2024
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    INTEREST. Post Holdings, Inc., a Missouri corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 7.75% per annum from _______________ until maturity. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(2)    METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3)    PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
(4)    INDENTURE. The Company issued the Notes under an Indenture dated as of August 18, 2015 (the “Indenture”) among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and by acceptance hereof, in accordance with the Indenture, Holders agree to be bound by all of such terms as they may be amended from time to time. Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
(5)    OPTIONAL REDEMPTION.
(a)        Except as provided in this paragraph (5), the Notes will not be redeemable at the Company’s option prior to September 15, 2018.
(b)    At any time prior to September 15, 2018, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 107.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date) with an amount not to exceed the net cash proceeds of one or more Equity Offerings of the Company consummated after the Issue Date; provided that:
(i)    at least 50% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are otherwise repurchased or redeemed); and
(ii)    the redemption occurs within 90 days of the date of the closing of such Equity Offering.
(c)    At any time prior to September 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(d)    On or after September 15, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as a percentage of principal amount of the Notes) set forth below, plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2018	105.813%
2019	103.875%
2020	101.938%
2021 and thereafter	100.000%

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Notes is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

The Company or any of its Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.
Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
(6)    MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)    REPURCHASE AT THE OPTION OF HOLDER.
(a)    If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(b)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 25 days following any Net Proceeds Trigger Date (subject to Section 4.10(e) of the Indenture), a Net Proceeds Offer shall be sent to the record Holder as shown on the register of Holders, with a copy to the Trustee. Any Net Proceeds Offer shall comply with the procedures set forth in Sections 3.09 and 4.10 of the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. Holders of Notes that are the subject of a Net Proceeds Offer may, prior to any related Purchase Date, elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8)    NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in minimum amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased
(9)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.
(11)    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented in accordance with Article 9 of the Indenture.
(12)    DEFAULTS AND REMEDIES. The Notes are subject to the Events of Default and remedies set forth in Article 6 of the Indenture. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(13)    TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator, shareholder or unitholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
(15)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Corporate Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

[Assignor]

By:
Name:
Title:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _______________
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*: _________________________

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount ofthis Global Note	Amount of increase in Principal Amount ofthis Global Note	Principal Amount of this Global Note following such decrease(or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Corporate Secretary

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re: [fill in full title of securities]
Reference is hereby made to the Indenture, dated as of August 18, 2015 (the “Indenture”), among Post Holdings, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S.

Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c)    ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d)    ☐ such Transfer is being effected to an Institutional Accredited Investor, an Initial Purchaser or any corporate parent of the Company, and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) if such Transfer is being effected to an Institutional Accredited Investor, a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
5. ☐ Check if Transferee will take delivery of a Restricted Global Note as registered Holder thereof. Such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to a Restricted Definitive Notes and the requirements of the exemption claimed. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Restricted Global Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ________________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _________), or
(ii)    ☐ Regulation S Global Note (CUSIP _________), or
(iii)    ☐ IAI Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i)    ☐ 144A Global Note (CUSIP _________), or
(ii)    ☐ Regulation S Global Note (CUSIP _________), or
(iii)    ☐ IAI Global Note (CUSIP _________); or
(iv)    ☐ Unrestricted Global Note (CUSIP _________); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
(c) ☐ a Restricted Global Note as registered Holder thereof.

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Corporate Secretary

Wells Fargo Corporate Trust-DAPS Reorg
6th & Marquette Ave 12th Floor
MAC N9303-121
Minneapolis, MN  55479
Phone: 1-800-344-5128
Fax: 1-866-969-1290
Email: dapsreorg@wellsfargo.com

Re: [fill in full title of securities]
(CUSIP [ ])
Reference is hereby made to the Indenture, dated as of August 18, 2015 (the “Indenture”), among Post Holdings, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:
Dated: ________________________

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, MO 63144
Attention: Corporate Secretary

Wells Fargo Bank, National Association
608 Second Avenue South, N9303-121
Minneapolis, Minnesota 55479
Attention: Corporate Trust Operations
Email: DAPSReorg@wellsfargo.com

Re: [fill in full title of securities]
Reference is hereby made to the Indenture, dated as of August 18, 2015 (the “Indenture”), among Post Holdings, Inc., as issuer (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $____________ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:
Dated: ________________________

D-2

EXHIBIT E
FORM OF NOTATION OF GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 18, 2015 (the “Indenture”) among Post Holdings, Inc., (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium on, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Post Holdings, Inc. (or its permitted successor), a Missouri corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of August 18, 2015 providing for the issuance of 7.75% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”);
WHEREAS, the Guaranteeing Subsidiary has duly authorized the execution and delivery of this Supplemental Indenture to provide its Subsidiary Guarantee in accordance with Article 10 of the Indenture and all things necessary to make this Supplemental Indenture and the Indenture a valid agreement of the Guaranteeing Subsidiary, in accordance with the terms thereof, have been done; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article 10 thereof.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, manager, partner, member, incorporator, shareholder or unitholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Subsidiary Guarantee or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

Post Holdings, Inc.

By:
Name:
Title:

Post Foods, LLC

By:
Name:
Title:

Attune Foods, LLC

By:
Name:
Title:

Premier Nutrition Corporation

By:
Name:
Title:

Agricore United Holdings Inc.

By:
Name:
Title:

Dakota Growers Pasta Company, Inc.

By:
Name:
Title:

DNA Dreamfields Company, LLC

By:
Name:
Title:

Primo Piatto, Inc.

By:
Name:
Title:

Dymatize Holdings, LLC

By:
Name:
Title:

Dymatize Enterprises, LLC

By:
Name:
Title:

Custom Nutriceutical Laboratories, LLC

By:
Name:
Title:

Supreme Protein, LLC

By:
Name:
Title:

TA/DEI-A Acquisition Corp.

By:
Name:
Title:

TA/DEI-B1 Acquisition Corp.

By:
Name:
Title:

TA/DEI-B2 Acquisition Corp.

By:
Name:
Title:

TA/DEI-B3 Acquisition Corp.

By:
Name:
Title:

GB Acquisition USA, Inc.

By:
Name:
Title:

Nuts Distributor of America Inc.

By:
Name:
Title:

Golden Boy Portales, LLC

By:
Name:
Title:

Golden Nut Company (USA) Inc.

By:
Name:
Title:

Golden Boy Nut Corporation

By:
Name:
Title:

Golden Acquisition Sub, LLC

By:
Name:
Title:

American Blanching Company

By:
Name:
Title:

Post Acquisition Sub IV, LLC

By:
Name:
Title:

MFI Holding Corporation

By:
Name:
Title:

Michael Foods Group, Inc.

By:
Name:
Title:

Michael Foods, Inc.

By:
Name:
Title:

Michael Foods of Delaware, Inc.

By:
Name:
Title:

Farm Fresh Foods, Inc.

By:
Name:
Title:

Crystal Farms Refrigerated Distribution Company

By:
Name:
Title:

M.G. Waldbaum Company

By:
Name:
Title:

Northern Star Co.

By:
Name:
Title:

MFI International, Inc.

By:
Name:
Title:

Casa Trucking, Inc.

By:
Name:
Title:

Papetti’s Hygrade Egg Products, Inc.

By:
Name:
Title:

MFI Food Asia, LLC

By:
Name:
Title:

MOM Brands Company

By:
Name:
Title:

MOM Brands Sales, LLC

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory